                             ATLAS FUNDS
                              PROSPECTUS

                             MAY 1, 2001

           The Investments You Want From
                    The People You Trust -Registered Trademark-

                             ATLAS FUNDS
                              PROSPECTUS

                             MAY 1, 2001

RISK/RETURN SUMMARY AND FUND EXPENSES           PAGE    TABLE OF CONTENTS
  STOCK FUNDS

  Balanced Fund                                  2

  Emerging Growth Fund                           3

  Global Growth Fund                             4

  Growth And Income Fund                         5

  S&P 500 Index Fund                             6

  Strategic Growth Fund                          7

  BOND FUNDS

  California Municipal Bond Fund                 8

  National Municipal Bond Fund                   9

  Strategic Income Fund                          10

  U.S. Government And Mortgage Securities Fund   11

 MONEY FUNDS

 California Municipal Money Fund                 12

 National Municipal Money Fund                   13

 U.S. Treasury Money Fund                        14

MORE ABOUT STRATEGIES AND RISKS                  16

FUND MANAGEMENT                                  18

ACCOUNT INFORMATION

 Becoming An Atlas Shareholder                   20

 Buying Shares                                   21

 Selling Shares                                  22

 Other Account Information                       23

FINANCIAL HIGHLIGHTS                             26

APPENDIX

 Description Of Ratings                          32


HOW TO OBTAIN MORE INFORMATION ABOUT ATLAS FUNDS Back Cover

This prospectus contains information that you should know about Class A shares of the Atlas Funds before you invest in them. Please read it carefully and keep it on hand for future reference.

Atlas Funds, like all mutual funds, are registered with the Securities and Exchange Commission (SEC). However, the SEC does not guarantee that the information in this prospectus is accurate or complete, nor has it endorsed the funds. It is against the law for anyone to state otherwise.


[GRAPHIC OF PUSHPIN]

WE WANT YOU
TO KNOW

Atlas Funds are not FDIC-insured and are not deposits or obligations of, or guaranteed by World Savings. Mutual fund returns and principal value will vary and you may have a gain or loss when you sell.

BALANCED FUND

INVESTMENT OBJECTIVE

     The fund seeks long-term growth and current income. Capital preservation is an additional goal.

STRATEGY

     The fund invests primarily in a diversified portfolio of stocks and U.S. Government and investment grade corporate bonds. It seeks income that is greater than the average yield of the stocks in the Standard & Poor's 500 Index
(S&P 500).

     For the equity portion of the portfolio, the fund looks for "growth at a reasonable price" and invests in a well-diversified mix representing a variety of economic sectors. Fund managers look for stocks they believe are fairly valued in relation to the overall market and have above-average growth potential. The fund does not invest in companies that manufacture tobacco products.

     Fund managers adjust the mix of stocks, bonds, and cash to take advantage of "up markets" and conserve capital in "down markets," while maintaining a stream of income. At least 25% of the assets will be invested in bonds at all times.

RISKS

     Like any stock fund, the value of your investment will fluctuate in response to conditions affecting the economy, the stock market, and individual companies.

     Because the fund also invests in bonds, the value of your shares may fluctuate along with interest rates. When interest rates rise, bond prices usually decline. When rates fall, prices generally increase. Bond investments in the portfolio will behave largely the same way.

     Since the fund's price will vary, you could lose money on your investment. Over the long term, share price is expected to fluctuate less than funds that invest only in stocks.

     The fund's income varies, as does the dividend paid to investors.

-------------------------------------------------------------------------------
EXPENSES

These are the fees and expenses you may pay as a fund investor.

TRANSACTION FEES (paid from your investment)
   Maximum sales charge on purchases                    NONE
   Maximum deferred sales charge                        NONE
   Redemption fee                                       NONE
   Exchange fee                                         NONE

ANNUAL OPERATING EXPENSES (deducted from fund assets)
   Management fee                                       0.70%
   Distribution (12b-1) fee                             0.25%
   Other expenses                                       0.27%
                                                       ------
TOTAL ANNUAL OPERATING EXPENSES                         1.22%


EXPENSE EXAMPLE: Designed to help you compare expenses to other funds, this example assumes a $10,000 investment, 5% return each year, no change in expenses, and that you hold your shares for the following periods. Actual costs may be higher or lower.

   1 Year           3 Years          5 Years         10 Years
    $124             $387             $670           $1,477

PAST PERFORMANCE

The following information shows how total return has varied over time. Past performance is no guarantee of future results.


YEAR-BY-YEAR TOTAL RETURN - AS OF 12/31 EACH YEAR (%)

[EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC]


 '94     '95      '96      '97     '98       '99      '00
-1.9     26.8     15.8     22.7      8.6     -5.2     -8.7

BEST QUARTER:      Q3 '97            8.13%
WORST QUARTER:     Q3 '99           -7.68%

AVERAGE ANNUAL TOTAL RETURN - AS OF 12/31/00


                                            INCEPTION
                      1 YEAR      5 YEARS   (9/30/93)
FUND                  -8.71%      5.96%       7.16%

LEHMAN BROTHERS
AGGREGATE BOND INDEX  11.63%      6.45%       6.45%

S&P 500 INDEX         -9.10%     18.30%      17.92%


CALL 1-800-933-ATLAS FOR CURRENT PERFORMANCE.

EMERGING GROWTH FUND

INVESTMENT OBJECTIVE

     The fund seeks long-term growth exclusively, with no intent to provide current income.

STRATEGY

     The fund invests primarily in the stocks of small, growth-oriented U.S. companies with a total stock market value (market capitalization) of less than $2.5 billion. It focuses on "emerging growth" companies that are considered to be beyond their start-up periods, but are not yet established or mature.

     While the fund maintains a diversified portfolio, it may increase the emphasis on a particular company or industry, like technology, from time to time. The fund does not invest in companies that manufacture tobacco products.

     The fund looks for companies with superior, sustainable revenue and earnings growth. It emphasizes companies that generate growth internally, rather than by acquisition. Fund managers seek businesses with favorable prospects for increasing demand and leadership potential in their market sectors. Often these firms are developing new products or entering new markets.

     The fund invests in companies that generally retain their earnings for research, development and investment in capital assets, rather than paying out dividends.

RISKS

     Like any stock fund, the value of your investment will fluctuate in response to conditions affecting the economy, the stock market, or individual companies. Share price may be especially impacted by events affecting a particular company or industry, like technology, in which the fund holds a relatively concentrated position.

     Since the fund's price will vary, you could lose money on your investment. Smaller companies usually have more limited product lines, markets, and financial resources than larger companies. Their stocks may trade less frequently and in more limited volume. As a result, the fund's share price may fluctuate more than funds that invest in larger companies.

-------------------------------------------------------------------------------
EXPENSES

These are the fees and expenses you may pay as a fund investor.

TRANSACTION FEES (paid from your investment)
   Maximum sales charge on purchases                    NONE
   Maximum deferred sales charge                        NONE
   Redemption fee                                       NONE
   Exchange fee                                         NONE

ANNUAL OPERATING EXPENSES (deducted from fund assets)
   Management fee                                       0.80%
   Distribution (12b-1) fee                             0.25%
   Other expenses                                       0.59%
                                                       ------
TOTAL ANNUAL OPERATING EXPENSES                         1.64%


EXPENSE EXAMPLE: Designed to help you compare expenses to other funds, this example assumes a $10,000 investment, 5% return each year, no change in expenses, and that you hold your shares for the following periods. Actual costs may be higher or lower.

   1 Year           3 Years          5 Years         10 Years
    $167             $517             $892            $1,944

PAST PERFORMANCE

The following information shows how total return has varied over time. Past performance is no guarantee of future results.

YEAR-BY-YEAR TOTAL RETURN - AS OF 12/31 EACH YEAR (%)

[EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC]



'98      '99      '00
5.8      42.7     -22.8

BEST QUARTER:      Q4 '99            52.43%
WORST QUARTER:     Q4 '00           -17.98%

AVERAGE ANNUAL TOTAL RETURN - AS OF 12/31/00


                                   INCEPTION
                      1 YEAR       (4/30/97)
FUND                  -22.78%         11.97%

RUSSELL 2000          -3.02%          11.15%
TOTAL RETURN INDEX


CALL 1-800-933-ATLAS FOR CURRENT PERFORMANCE.

GLOBAL GROWTH FUND

INVESTMENT OBJECTIVE

     The fund seeks long-term growth exclusively, with no intent to provide current income.

STRATEGY

     The fund invests primarily in the stocks of growth-oriented companies throughout the world. These companies may be of any size, and often they are developing new products or expanding into new markets.

     While the fund maintains a diversified portfolio, it may increase the emphasis on a particular company or industry, like technology, from time to time. The fund does not invest in companies that manufacture tobacco products.

     Fund managers usually invest a substantial portion of the assets in the United States and developed markets in western Europe, such as the United Kingdom, France, and Germany.

     The fund uses a "global theme" approach to selecting investments. Currently, fund managers believe the following key trends offer the most promise for long-term growth:

- mass affluence

- new technologies

- corporate restructuring

- aging of the population

RISKS

     Like any stock fund, the value of your investment will fluctuate in response to conditions affecting the economy, the stock market, and individual companies. Share price may be especially impacted by events affecting a particular company or industry, like technology, in which the fund holds a relatively concentrated position.

     Foreign securities markets, especially those in emerging countries, can be more volatile than the U.S. market, exposing investors to greater risk of loss. Stocks issued abroad are usually denominated in foreign currencies which may fluctuate against the U.S. dollar, causing the value of your shares to fluctuate.

     Since the fund's price will vary, you could lose money on your investment. Over the long term, share price is expected to fluctuate less than funds that invest only in foreign securities.

-------------------------------------------------------------------------------
EXPENSES

These are the fees and expenses you may pay as a fund investor.

TRANSACTION FEES (paid from your investment)
   Maximum sales charge on purchases                    NONE
   Maximum deferred sales charge                        NONE
   Redemption fee                                       NONE
   Exchange fee                                         NONE

ANNUAL OPERATING EXPENSES (deducted from fund assets)
   Management fee                                       0.79%
   Distribution (12b-1) fee                             0.25%
   Other expenses                                       0.30%
                                                       ------
TOTAL ANNUAL OPERATING EXPENSES                         1.34%



EXPENSE EXAMPLE: Designed to help you compare expenses to other funds, this example assumes a $10,000 investment, 5% return each year, no change in expenses, and that you hold your shares for the following periods. Actual costs may be higher or lower.

   1 Year           3 Years          5 Years         10 Years
    $136             $425             $734           $1,613


PAST PERFORMANCE

The following information shows how total return has varied over time. Past performance is no guarantee of future results.

YEAR-BY-YEAR TOTAL RETURN - AS OF 12/31 EACH YEAR (%)

[EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC]


'97      '98      '99      '00
24.4     16.2     55.9     3.2



BEST QUARTER:      Q4 '99            37.86%
WORST QUARTER:     Q3 '98           -17.93%


AVERAGE ANNUAL TOTAL RETURN - AS OF 12/31/00


                                              INCEPTION
                                 1 YEAR        (4/30/96)
FUND                               3.24%          22.46%

MORGAN STANLEY CAPITAL
INTERNATIONAL WORLD INDEX        -12.92%          11.91%



CALL 1-800-933-ATLAS FOR CURRENT PERFORMANCE.

GROWTH AND INCOME FUND

INVESTMENT OBJECTIVE

     The fund seeks long-term growth and some current income.

STRATEGY

     The fund invests primarily in stocks, with at least 65% of assets in growth-oriented and dividend-paying securities of large, well-known U.S. companies. Managers select a combination of growth stocks, believed to have superior earnings potential, and value stocks that trade at attractive prices.

     While the fund maintains a diversified portfolio, it may increase the emphasis on a particular company or industry, like technology, from time to time. The fund does not invest in companies that manufacture tobacco products.

     The fund also invests in convertible securities for current income and some protection against fluctuating stock prices. In addition, it may purchase government and investment grade corporate bonds. Current income paid by the fund is expected to be modest, usually below the average yield of the Standard & Poor's 500 Index.

RISKS

     Like any stock fund, the value of your investment will fluctuate in response to conditions affecting the economy, the stock market, and individual companies. Share price may be especially impacted by events affecting a particular company or industry, like technology, in which the fund holds a relatively concentrated position.

     The fund also invests in securities that fluctuate along with interest rates. When interest rates rise, bond prices usually decline. Convertible bond prices are likely to decline as well, but to a lesser degree. When rates fall, prices generally increase. Interest-sensitive securities in the portfolio will behave largely the same way.

     Since the fund's price will vary, you could lose money on your investment. Over the long term, share price is expected to fluctuate more than funds that balance investments between stocks and bonds, but less than funds that invest primarily in small companies or foreign securities.

     The fund's income varies, as does the dividend paid to investors.

-------------------------------------------------------------------------------
EXPENSES

These are the fees and expenses you may pay as a fund investor.

TRANSACTION FEES (paid from your investment)
   Maximum sales charge on purchases                    NONE
   Maximum deferred sales charge                        NONE
   Redemption fee                                       NONE
   Exchange fee                                         NONE

ANNUAL OPERATING EXPENSES (deducted from fund assets)
   Management fee                                       0.62%
   Distribution (12b-1) fee                             0.25%
   Other expenses                                       0.15%
                                                       ------
TOTAL ANNUAL OPERATING EXPENSES                         1.02%


EXPENSE EXAMPLE: Designed to help you compare expenses to other funds, this example assumes a $10,000 investment, 5% return each year, no change in expenses, and that you hold your shares for the following periods. Actual costs may be higher or lower.

   1 Year           3 Years          5 Years         10 Years
    $104             $325             $563           $1,248

PAST PERFORMANCE

The following information shows how total return has varied over time. Past performance is no guarantee of future results.

YEAR-BY-YEAR TOTAL RETURN - AS OF 12/31 EACH YEAR (%)

[EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC]



'91      '92      '93      '94      '95      '96      '97      '98      '99      '00
38.2     1.4      10.4     -1.2     33.1     20.2     26.3     25.8     31.7     -4.9


BEST QUARTER:      Q4 '99            20.98%
WORST QUARTER:     Q4 '00           -13.79%

AVERAGE ANNUAL TOTAL RETURN - AS OF 12/31/00



                 1 YEAR    5 YEARS    10 YEARS
FUND             -4.90%     19.04%     17.12%
S&P 500 INDEX    -9.10%     18.30%     17.42%


CALL 1-800-933-ATLAS FOR CURRENT PERFORMANCE.

S&P 500 INDEX FUND

INVESTMENT OBJECTIVE

     The fund seeks long-term growth by investing in the stocks that comprise the S&P 500 Composite Stock Price Index (S&P 500).

STRATEGY

     The fund attempts to match as closely as possible, before fees and expenses, the risk and return of the S&P 500, which emphasizes stocks of large U.S. companies. There is no attempt to "beat the market" and the fund does not seek temporary defensive positions when markets appear overvalued.

     The fund invests all of its assets in a separate mutual fund (Master Portfolio), which has the same objective as the fund. The Master Portfolio holds stocks of each of the companies that comprise the S&P 500, and seeks to invest in these securities in proportions that match the relative values of each company's shares in the index. The Master Portfolio may also use stock index futures and options to manage its cash flow and remain fully invested.

RISKS

     Like any stock fund, the value of your investment will fluctuate in response to conditions affecting the economy, the stock market, and individual companies.

     The fund will not be able to perfectly match the S&P 500's performance due to the costs of buying and selling stocks, other operating expenses, and the timing of cash flows into and out of the fund and the Master Portfolio. Also, the returns from stocks of large U.S. companies could trail the returns from stocks of medium or small companies.

     Since the fund's price will vary, you could lose money on your investment. Over the long term, share price is expected to fluctuate more than funds that balance investments between stocks and bonds, but less than funds that invest primarily in small companies or foreign securities.

-------------------------------------------------------------------------------
EXPENSES

These are the fees and expenses you may pay as a fund investor. Total annual operating expenses include the fund's and the Master Portfolio's expenses. Atlas Advisers has contractually agreed to reduce expenses through 12/31/01.

TRANSACTION FEES (paid from your investment)
   Maximum sales charge on purchases                    NONE
   Maximum deferred sales charge                        NONE
   Redemption fee                                       NONE
   Exchange fee                                         NONE

ANNUAL OPERATING EXPENSES (deducted from fund assets)
   Management fee                                       0.30%
   Distribution (12b-1) fee                             0.25%
   Other expenses (estimated)                           0.47%
                                                       ------
TOTAL ANNUAL OPERATING EXPENSES                         1.02%
   Expense reduction                                    0.52%
                                                       ------
NET OPERATING EXPENSES                                  0.50%


EXPENSE EXAMPLE: Designed to help you compare expenses to other funds, this example assumes a $10,000 investment, 5% return each year, no change in expenses, and that you hold your shares for the following periods. Actual costs may be higher or lower.

   1 Year           3 Years          5 Years         10 Years
     $51             $273             $513          $1,201


PAST PERFORMANCE

The following information shows how total return has varied over time. Past performance is no guarantee of future results.

YEAR-BY-YEAR TOTAL RETURN - AS OF 12/31 EACH YEAR (%)

[EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC]

'94      '95      '96      '97      '98      '99      '00
0.5      36.9     22.3     32.8     28.1     20.3     -9.5

BEST QUARTER:      Q4 '98           21.24%
WORST QUARTER:     Q3 '98          -10.00%

AVERAGE ANNUAL TOTAL RETURN - AS OF 12/31/00


                                      INCEPTION
                1 YEAR     5 YEARS   (7/2/93)
FUND            -9.54%     17.75%    17.20%
S&P 500 INDEX   -9.10%     18.30%    17.83%

*Performance shown is for the Master Portfolio, adjusted to reflect fund net operating expenses after expense reduction.

CALL 1-800-933-ATLAS FOR CURRENT PERFORMANCE.

STRATEGIC GROWTH FUND

INVESTMENT OBJECTIVE

     The fund seeks long-term growth exclusively, with no intent to provide current income.

STRATEGY

     The fund invests primarily in stocks, with at least 65% of assets in equities of medium to large, growth-oriented U.S. companies. The fund's managers seek companies they believe have above-average appreciation potential.

     While the fund maintains a diversified portfolio, it may increase the emphasis on a particular company or industry, like technology, from time to time. The fund does not invest in companies that manufacture tobacco products.

     The fund's stock selection strategy focuses on businesses that appear to have a combination of superior revenue and earnings prospects. Fund managers look for companies with favorable earnings momentum believed to be sustainable over time. They conduct a rigorous analysis and select only those businesses that exhibit strong fundamentals.

     The fund is moderately aggressive and does not normally use income-oriented investments for protection against market volatility.

RISKS

     Like any stock fund, the value of your investment will fluctuate in response to conditions affecting the economy, the stock market, and individual companies. Share price may be especially impacted by events affecting a particular company or industry, like technology, in which the fund holds a relatively concentrated position.

     Since the fund's price will vary, you could lose money on your investment. Over the long term, share price is expected to fluctuate more than funds that balance investments between stocks and bonds, but less than funds that invest primarily in small companies or foreign securities.

-------------------------------------------------------------------------------
EXPENSES

These are the fees and expenses you may pay as a fund investor.

TRANSACTION FEES (paid from your investment)
   Maximum sales charge on purchases                    NONE
   Maximum deferred sales charge                        NONE
   Redemption fee                                       NONE
   Exchange fee                                         NONE

ANNUAL OPERATING EXPENSES (deducted from fund assets)
   Management fee                                       0.66%
   Distribution (12b-1) fee                             0.25%
   Other expenses                                       0.21%
                                                       ------
TOTAL ANNUAL OPERATING EXPENSES                         1.12%

EXPENSE EXAMPLE: Designed to help you compare expenses to other funds, this example assumes a $10,000 investment, 5% return each year, no change in expenses, and that you hold your shares for the following periods. Actual costs may be higher or lower.


   1 Year           3 Years          5 Years         10 Years
    $114             $356             $617           $1,363


PAST PERFORMANCE

The following information shows how total return has varied over time. Past performance is no guarantee of future results.

YEAR-BY-YEAR TOTAL RETURN - AS OF 12/31 EACH YEAR (%)


[EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC]

'94      '95      '96      '97      '98      '99      '00
-0.3     29.1     23.7     26.9     11.2     40.1     -9.7


BEST QUARTER:      Q4 '99           26.18%
WORST QUARTER:     Q4 '00          -25.50%

AVERAGE ANNUAL TOTAL RETURN - AS OF 12/31/00


                                         INCEPTION
                    1 YEAR      5 YEARS  (9/30/93)
 FUND  -9.65%      17.17%      15.81%
 S&P 500 INDEX     -9.10%      18.30%     17.92%

CALL 1-800-933-ATLAS FOR CURRENT PERFORMANCE.

CALIFORNIA MUNICIPAL BOND FUND

INVESTMENT OBJECTIVE

     The fund seeks high current income which is exempt from federal and California income tax. Capital preservation is an additional goal.

STRATEGY

     The fund invests primarily in intermediate and long-term California municipal bonds, with at least 80% of assets in these instruments at all times. It invests exclusively in investment grade securities rated AAA, AA, A, BBB, or the equivalent. In addition, an independent credit analysis is completed for each bond purchased.

     The fund emphasizes essential services securities, such as water and sewer bonds, general obligation and pre-refunded bonds, all of which are backed by highly reliable revenue sources.

     Fund managers select bonds that offer attractive yields relative to expected credit and interest rate risks. They purchase issues with varying maturities, based on the outlook for interest rates. Generally, the portfolio's dollar-weighted average maturity will exceed 10 years.

RISKS

     The fund's income varies, as does the dividend paid to investors.
     The value of your shares will fluctuate along with interest rates. When interest rates rise, bond prices usually decline. When rates fall, prices generally increase. Since the fund invests primarily in bonds, it will behave largely the same way. The portfolio contains long-term bonds, which are impacted more by interest rate changes than short-term issues. In addition, investments in BBB securities may have speculative elements.

     Since the fund's price will vary, you could lose money on your investment. Changes in California's economy or legal and regulatory environment may affect the ability of bond issuers to pay interest and principal on their debt. As a result, share price may fluctuate more than funds that invest in municipal bonds from many different states.

     Some income from the fund may be taxable or subject to the alternative minimum tax. The fund may also distribute taxable capital gains.

-------------------------------------------------------------------------------
EXPENSES

These are the fees and expenses you may pay as a fund investor.


TRANSACTION FEES (paid from your investment)
   Maximum sales charge on purchases                    NONE
   Maximum deferred sales charge                        NONE
   Redemption fee                                       NONE
   Exchange fee                                         NONE

ANNUAL OPERATING EXPENSES (deducted from fund assets)
   Management fee                                       0.55%
   Distribution (12b-1) fee                             0.25%
   Other expenses                                       0.13%
                                                       ------
TOTAL ANNUAL OPERATING EXPENSES                         0.93%



EXPENSE EXAMPLE: Designed to help you compare expenses to other funds, this example assumes a $10,000 investment, 5% return each year, no change in expenses, and that you hold your shares for the following periods. Actual costs may be higher or lower.


   1 Year           3 Years          5 Years         10 Years
     $95             $296             $515          $1,143


PAST PERFORMANCE

The following information shows how total return has varied over time. Past performance is no guarantee of future results.

YEAR-BY-YEAR TOTAL RETURN - AS OF 12/31 EACH YEAR (%)

[EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC]

'91      '92      '93      '94      '95      '96      '97      '95      '96      '97
12.5     7.9      13.5     -5.8     14.8     3.9      8.0      5.9      -4.5     12.8


BEST QUARTER:     Q4 '90            6.82%
WORST QUARTER:    Q1 '94           -5.22%

AVERAGE ANNUAL TOTAL RETURN - AS OF 12/31/00

                           1 YEAR      5 YEARS  10 YEARS
FUND                       12.75%       5.06%    6.66%
LEHMAN BROTHERS
MUNICIPAL BOND INDEX       11.68%       5.83%    7.31%


CALL 1-800-933-ATLAS FOR CURRENT PERFORMANCE.

NATIONAL MUNICIPAL BOND FUND

INVESTMENT OBJECTIVE

     The fund seeks high current income which is exempt from federal income tax. Capital preservation is an additional goal.

STRATEGY

     The fund invests primarily in intermediate and long-term municipal bonds, with at least 80% of assets in these instruments at all times. It invests exclusively in investment grade securities rated AAA, AA, A, BBB, or the equivalent. In addition, an independent credit analysis is completed for each bond purchased.

     The fund emphasizes essential services securities, such as water and sewer bonds, general obligation and pre-refunded bonds, all of which are backed by highly reliable revenue sources.

     Fund managers select bonds that offer attractive yields relative to expected credit and interest rate risks. They purchase issues with varying maturities, based on the outlook for interest rates. Generally, the portfolio's dollar-weighted average maturity will exceed 10 years.

RISKS

     The fund's income varies, as does the dividend paid to investors.

     The value of your shares will fluctuate along with interest rates. When interest rates rise, bond prices usually decline. When rates fall, prices generally increase. Since the fund invests primarily in bonds, it will behave largely the same way. The portfolio contains long-term bonds, which are impacted more by interest rate changes than short-term issues. In addition, investments in BBB securities may have speculative elements.

     Since the fund's price will vary, you could lose money on your investment. Over the long term, share price is expected to fluctuate less than funds that invest in municipal securities from a single state.

     Some income from the fund may be taxable or subject to the alternative minimum tax. The fund may also distribute taxable capital gains.

-------------------------------------------------------------------------------

EXPENSES

These are the fees and expenses you may pay as a fund investor.

TRANSACTION FEES (paid from your investment)
   Maximum sales charge on purchases                    NONE
   Maximum deferred sales charge                        NONE
   Redemption fee                                       NONE
   Exchange fee                                         NONE

ANNUAL OPERATING EXPENSES (deducted from fund assets)
   Management fee                                       0.55%
   Distribution (12b-1) fee                             0.25%
   Other expenses                                       0.21%
                                                        -----
TOTAL ANNUAL OPERATING EXPENSES                         1.01%

EXPENSE EXAMPLE: Designed to help you compare expenses to other funds, this example assumes a $10,000 investment, 5% return each year, no change in expenses, and that you hold your shares for the following periods. Actual costs may be higher or lower.

   1 Year           3 Years          5 Years         10 Years
    $103             $322             $558            $1,2361

PAST PERFORMANCE

The following information shows how total return has varied over time. Past performance is no guarantee of future results.

YEAR-BY-YEAR TOTAL RETURN - AS OF 12/31 EACH YEAR (%)

[EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC]

'91     '92     '93     '94     '95     '96     '97     '98     '99     '00
13.2    9.0     13.4    -5.4    14.8    3.6     8.6     5.7     -4.9    11.2

BEST QUARTER:      Q4 '90       6.34%
WORST QUARTER:     Q1 '94      -5.45%

AVERAGE ANNUAL TOTAL RETURN - AS OF 12/31/00

                          1 YEAR      5 YEARS        10 YEARS
FUND                      11.24%       4.69%          6.68%

LEHMAN BROTHERS
MUNICIPAL BOND INDEX      11.68%       5.83%          7.31%

CALL 1-800-933-ATLAS FOR CURRENT PERFORMANCE.

STRATEGIC INCOME FUND

INVESTMENT OBJECTIVE

     The fund seeks high current income consistent with capital preservation.

STRATEGY

     The fund looks for income opportunities among three broad sectors of the bond market:

-  U.S. Government securities

-  Foreign fixed income debt

-  High-yield, lower-rated debt of U.S. companies ("junk bonds")

     The fund seeks to manage risk by investing in all three sectors and by varying the amount in each in order to take advantage of changing market conditions. Assets within each sector are also broadly diversified.

     Fund managers select bonds that offer attractive yields relative to expected credit and interest rate risks. They may purchase issues of any maturity, based on the outlook for interest rates.

RISKS

     The fund's income varies, as does the dividend paid to investors. The portfolio may have a high turnover rate, which can increase costs.

     The value of your shares will fluctuate along with interest rates. When interest rates rise, bond prices usually decline. When rates fall, prices generally increase. Since the fund invests primarily in bonds, it will behave largely the same way. The portfolio contains long-term bonds, which are impacted more by interest rate changes than short-term issues.

     Since the fund's price will vary, you could lose money on your investment. There are special risks associated with this fund, which may expose investors to greater risk of loss.

     - Foreign securities markets, especially those in emerging countries, can be more volatile than the U.S. market. Bonds issued abroad may be denominated in foreign currencies, which can fluctuate against the U.S. dollar.

     - There is no restriction on investments in junk bonds, which have a greater chance of default on interest and principal payments. Their prices fluctuate more than those of higher-rated securities.

-------------------------------------------------------------------------------
EXPENSES

These are the fees and expenses you may pay as a fund investor.

TRANSACTION FEES (paid from your investment)
   Maximum sales charge on purchases                     NONE
   Maximum deferred sales charge                         NONE
   Redemption fee                                        NONE
   Exchange fee                                          NONE

ANNUAL OPERATING EXPENSES (deducted from fund assets)
   Management fee                                        0.75%
   Distribution (12b-1) fee                              0.25%
   Other expenses                                        0.36%
                                                         -----
TOTAL ANNUAL OPERATING EXPENSES                          1.36%

EXPENSE EXAMPLE: Designed to help you compare expenses to other funds, this example assumes a $10,000 investment, 5% return each year, no change in expenses, and that you hold your shares for the following periods. Actual costs may be higher or lower.

   1 Year           3 Years          5 Years         10 Years
    $138             $431             $745            $1,635

PAST PERFORMANCE

The following information shows how total return has varied over time. Past performance is no guarantee of future results.

YEAR-BY-YEAR TOTAL RETURN - AS OF 12/31 EACH YEAR (%)


[EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC]

      '97      '98       '99       '00
      9.6     4.0        1.9        2.1

BEST QUARTER:           Q4 '96            4.44%
WORST QUARTER:          Q3 '98           -1.28%

AVERAGE ANNUAL TOTAL RETURN - AS OF 12/31/00

                                             INCEPTION
                                1 YEAR       (5/20/96)
FUND                             2.05%          5.68%

LEHMAN BROTHERS
AGGREGATE BOND INDEX            11.63%          7.45%

SALOMON BROTHERS WORLD
 GOVERNMENT BOND INDEX           1.59%          3.89%

CALL 1-800-933-ATLAS FOR CURRENT PERFORMANCE.

U.S. GOVERNMENT AND MORTGAGE SECURITIES FUND

INVESTMENT OBJECTIVE

     The fund seeks high current income. Capital preservation is an additional goal.

STRATEGY

     The fund invests primarily in mortgage-backed securities with the highest quality rating (AAA), issued by:

- Government National Mortgage Association ("GNMA")

- Federal National Mortgage Association ("FNMA")

- Federal Home Loan Mortgage Corporation ("FHLMC")

     The fund may purchase bonds of any maturity, based on the outlook for interest rates. Generally, the portfolio's dollar-weighted average maturity will exceed 10 years. In attempting to maintain a consistently high yield, fund managers select securities they believe are less likely than others to be paid off ahead of schedule.

RISKS

     The fund's income varies, as does the dividend paid to investors.

     The value of your shares will fluctuate along with interest rates. When interest rates rise, bond prices usually decline. When rates fall, prices generally increase. Since the fund invests primarily in bonds, it will behave largely the same way. The portfolio contains long-term bonds, which are impacted more by interest rate changes than short-term issues. The fund invests in mortgage-backed securities, which can be less sensitive to interest rate changes than other bonds with the same maturity.

     Since the fund's price will vary, you could lose money on your investment. Over the long term, share price is expected to fluctuate more than funds that invest in short-term bonds.

     When interest rates decline, mortgage-backed securities are subject to prepayments of principal, because the underlying mortgages may be paid off earlier than expected. The yield may be adversely impacted if the fund has to reinvest at lower rates than the original investments.

-------------------------------------------------------------------------------

EXPENSES

These are the fees and expenses you may pay as a fund investor.


TRANSACTION FEES (paid from your investment)
   Maximum sales charge on purchases                    NONE
   Maximum deferred sales charge                        NONE
   Redemption fee                                       NONE
   Exchange fee                                         NONE

ANNUAL OPERATING EXPENSES (deducted from fund assets)
   Management fee                                       0.55%
   Distribution (12b-1) fee                             0.25%
   Other expenses                                       0.23%
                                                        -----
TOTAL ANNUAL OPERATING EXPENSES                         1.03%

EXPENSE EXAMPLE: Designed to help you compare expenses to other funds, this example assumes a $10,000 investment, 5% return each year, no change in expenses, and that you hold your shares for the following periods. Actual costs may be higher or lower.


   1 Year           3 Years          5 Years         10 Years
    $105             $328             $569             $1,259


PAST PERFORMANCE

The following information shows how total return has varied over time. Past performance is no guarantee of future results.

YEAR-BY-YEAR TOTAL RETURN - AS OF 12/31 EACH YEAR (%)


[EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC]

'91     '92     '93     '94     '95     '96     '97     '98     '99     '00
15.5    7.9     7.5     -3.3    15.5    4.5     8.3     6.1     0.4     10.2


BEST QUARTER:           Q1 '95           5.00%
WORST QUARTER:          Q1 '94          -3.33%

AVERAGE ANNUAL TOTAL RETURN - AS OF 12/31/00

                        1 YEAR      5 YEARS       10 YEARS
FUND                     10.21%       5.82%          7.10%

LEHMAN BROTHERS
U.S. MORTGAGE-BACKED
SECURITIES INDEX         11.16%       6.91%          7.81%

CALL 1-800-933-ATLAS FOR CURRENT PERFORMANCE.

CALIFORNIA MUNICIPAL MONEY FUND

INVESTMENT OBJECTIVE

     The fund seeks current income which is exempt from federal and California income tax. Liquidity and stability of principal are additional goals.

STRATEGY

     The fund invests in short-term California municipal securities, with at least 80% of assets in these instruments at all times. It invests exclusively in securities with the two highest quality ratings, AAA, AA, or the equivalent, with no less than 95% in the highest grade.

     Fund managers select issues with varying maturities, based on the outlook for interest rates. The portfolio's dollar-weighted average maturity will not exceed 90 days, and the fund will hold no securities with a remaining term greater than 13 months.

RISKS

     The fund's yield will vary daily, based on market rates of interest.

     Although the fund seeks to maintain a constant $1 per share price, it may not do so, and it is possible to lose money on your investment. The fund is not insured or guaranteed by the FDIC or any other government agency.

     Changes in California's economy may affect the ability of issuers to pay interest and principal on their debt. As a result, the concentration of investments in California may involve more risk than funds that invest in municipal securities from many different states.

     Some income from the fund may be taxable or subject to the alternative minimum tax.

-------------------------------------------------------------------------------

EXPENSES

These are the fees and expenses you may pay as a fund investor. Atlas Advisers has contractually agreed to reduce expenses through 12/31/01.

TRANSACTION FEES (paid from your investment)
   Maximum sales charge on purchases                  NONE
   Maximum deferred sales charge                      NONE
   Redemption fee                                     NONE
   Exchange fee                                       NONE

ANNUAL OPERATING EXPENSES (deducted from fund assets)
   Management fee                                     0.50%
   Distribution (12b-1) fee                           0.25%
   Other expenses                                     0.19%
                                                      -----
TOTAL ANNUAL OPERATING EXPENSES                       0.94%
   Expense reduction                                  0.33%
                                                      -----
NET OPERATING EXPENSES                                0.61%

EXPENSE EXAMPLE: Designed to help you compare expenses to other funds, this example assumes a $10,000 investment, 5% return each year, no change in expenses, and that you hold your shares for the following periods. Actual costs may be higher or lower.

   1 Year           3 Years          5 Years         10 Years
     $62             $267             $488            $1,124

PAST PERFORMANCE

The following information shows how total return has varied over time. Past performance is no guarantee of future results.

YEAR-BY-YEAR TOTAL RETURN - AS OF 12/31 EACH YEAR (%)

[EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC]

'91     '92     '93     '94     '95     '96     '97     '98     '99     '00
 4.6    2.8     2.1     2.5     3.2     2.8     3.0     2.7     2.4     3.0

BEST QUARTER:                  Q2 '90    1.43%
WORST QUARTER:                 Q2 '93    0.50%

AVERAGE ANNUAL TOTAL RETURN - AS OF 12/31/00

                                   INCEPTION
             1 YEAR      5 YEARS   (1/10/90)
FUND          3.03%        2.78%     3.14%

CALL 1-800-933-ATLAS FOR CURRENT 7-DAY YIELD.

NATIONAL MUNICIPAL MONEY FUND

INVESTMENT OBJECTIVE

     The fund seeks current income which is exempt from federal income tax. Liquidity and stability of principal are additional goals.

STRATEGY

     The fund invests in short-term municipal securities, with at least 80% of assets in these instruments at all times. It invests exclusively in securities with the two highest quality ratings, AAA, AA, or the equivalent, with no less than 95% in the highest grade.

     Fund managers select issues with varying maturities, based on the outlook for interest rates. The portfolio's dollar-weighted average maturity will not exceed 90 days, and the fund will hold no securities with a remaining term greater than 13 months.

     The portfolio is diversified, since it is invested in municipal securities from many different states.

RISKS

     The fund's yield will vary daily, based on market rates of interest.

     Although the fund seeks to maintain a constant $1 per share price, it may not do so, and it is possible to lose money on your investment. The fund is not insured or guaranteed by the FDIC or any other government agency.

     Some income from the fund may be taxable or subject to the alternative minimum tax.

-------------------------------------------------------------------------------

EXPENSES

These are the fees and expenses
you may pay as a fund investor. Atlas Advisers has contractually agreed to reduce expenses through 12/31/01.

TRANSACTION FEES (paid from your investment)
   Maximum sales charge on purchases                    NONE
   Maximum deferred sales charge                        NONE
   Redemption fee                                       NONE
   Exchange fee                                         NONE

ANNUAL OPERATING EXPENSES (deducted from fund assets)
   Management fee                                       0.50%
   Distribution (12b-1) fee                             0.25%
   Other expenses                                       0.77%
                                                        -----
TOTAL ANNUAL OPERATING EXPENSES                         1.52%
   Expense reduction                                    0.82%
                                                        -----
NET OPERATING EXPENSES                                  0.70%

EXPENSE EXAMPLE: Designed to help you compare expenses to other funds, this example assumes a $10,000 investment, 5% return each year, no change in expenses, and that you hold your shares for the following periods. Actual costs may be higher or lower.

   1 Year           3 Years          5 Years         10 Years
     $72             $400             $751            $1,743

PAST PERFORMANCE

The following information shows how total return has varied over time. Past performance is no guarantee of future results.

YEAR-BY-YEAR TOTAL RETURN - AS OF 12/31 EACH YEAR (%)

[EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC]

'91     '92     '93     '94     '95     '96     '97     '98     '99     '00
 4.9    2.9     2.3     2.6     3.3     3.0     3.1     3.0     2.7     3.5

BEST QUARTER:                  Q2 '90               1.48%
WORST QUARTER:                 Q2 '93               0.54%


AVERAGE ANNUAL TOTAL RETURN - AS OF 12/31/00

                                        INCEPTION
               1 YEAR      5 YEARS      (1/10/90)
FUND            3.54%       3.04%        3.34%

CALL 1-800-933-ATLAS FOR CURRENT 7-DAY YIELD.

U.S. TREASURY MONEY FUND

INVESTMENT OBJECTIVE

     The fund seeks current income which is exempt from state income tax. Maximum safety, liquidity, and stability of principal are additional goals.

STRATEGY

     The fund invests exclusively in short-term Treasury securities that are of the highest possible quality, since they are guaranteed by the full faith and credit of the U.S. Government for the timely payment of principal and interest.

     Fund managers select issues with varying maturities, based on the outlook for interest rates. The portfolio's dollar-weighted average maturity will not exceed 90 days, and the fund will hold no securities with a remaining term greater than 13 months.

RISKS

     The fund's yield will vary daily, based on market rates of interest.

     Although the fund seeks to maintain a constant $1 share price, it may not do so, and it is possible to lose money on your investment. The fund is not insured or guaranteed by the FDIC or any other government agency.

-------------------------------------------------------------------------------

EXPENSES

These are the fees and expenses you may pay as a fund investor. Atlas Advisers has contractually agreed to reduce expenses through 12/31/01.

TRANSACTION FEES (paid from your investment)
   Maximum sales charge on purchases                    NONE
   Maximum deferred sales charge                        NONE
   Redemption fee                                       NONE
   Exchange fee                                         NONE

ANNUAL OPERATING EXPENSES (deducted from fund assets)
   Management fee                                       0.50%
   Distribution (12b-1) fee                             0.25%
   Other expenses                                       0.27%
                                                        -----
TOTAL ANNUAL OPERATING EXPENSES                         1.02%
   Expense reduction                                    0.29%
                                                        -----
NET OPERATING EXPENSES                                  0.73%

EXPENSE EXAMPLE: Designed to help you compare expenses to other funds, this example assumes a $10,000 investment, 5% return each year, no change in expenses, and that you hold your shares for the following periods. Actual costs may be higher or lower.

   1 Year           3 Years          5 Years         10 Years
     $75             $296             $535            $1,222


PAST PERFORMANCE

The following information shows how total return has varied over time. Past performance is no guarantee of future results.

YEAR-BY-YEAR TOTAL RETURN - AS OF 12/31 EACH YEAR (%)

[EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC]

'93     '94     '95     '96     '97     '98     '99     '00
 3.0     3.7     5.1     4.7     4.7     4.6     4.0     5.4

BEST QUARTER:                  Q4 '00               1.41%
WORST QUARTER:                 Q2 '94               0.72%

AVERAGE ANNUAL TOTAL RETURN - AS OF 12/31/00

                                        INCEPTION
               1 YEAR      5 YEARS      (5/1/92)
FUND            5.35%       4.69%        4.33%

CALL 1-800-933-ATLAS FOR CURRENT 7-DAY YIELD.

MORE ABOUT STRATEGIES AND RISKS

PRINCIPAL STRATEGIES

MORTGAGE-BACKED SECURITIES

     The U.S. GOVERNMENT AND MORTGAGE SECURITIES FUND invests at least 65% of its assets in mortgage-backed securities, which are secured by a pool of mortgage loans. To a lesser degree, the STRATEGIC INCOME FUND also invests in mortgage-backed securities.

     Principal and interest on the underlying mortgages are passed through as monthly payments. In addition, there may be prepayment of principal if the property securing the mortgages is refinanced, sold, or foreclosed.

     In seeking higher returns, the funds may also invest in privately issued mortgage-related bonds and mortgage-backed securities. Private issuers include commercial banks, thrift institutions, mortgage bankers, and securities broker-dealers.

     Mortgage-related bonds are general obligation, fixed-income securities collateralized by mortgages. Mortgage-related bonds include collateralized mortgage obligations, which are secured by an underlying pool of mortgages or mortgage pass-through certificates, and are structured to direct payments of interest and principal to different series or classes of the obligations.

     To reduce risk, the funds generally invest in collateralized mortgage obligations issued by U.S. Government agencies, such as FHLMC, and backed by U.S. Government or government agency mortgage securities.

JUNK BONDS

     The STRATEGIC INCOME FUND may invest in junk bonds, which are below investment grade and may have higher yields than investment grade issues. These securities are rated Ba and below by Moody's Investors Services, Inc., or BB and below by Standard and Poor's. They may be rated as low as C or D and may be in default at the time of purchase.

     Junk bonds are riskier than investment grade bonds. There is a greater possibility that earnings may not be sufficient to make timely interest payments, and there is increased potential for insolvency. There may be less of a market for junk bonds, and they may be harder to sell at an acceptable price. The fund may not achieve the expected income from lower-rated securities, and its net asset value may be affected by declines in their value.

THE S&P 500 INDEX

     The S&P 500 Index is a widely used measure of large U.S. company stock performance. It consists of the common stocks of 500 major corporations, comprising nearly three-quarters of the value of all U.S. stock, selected according to: size, frequency and ease by which their stocks trade, and range and diversity of the American economy.

     "Standard & Poor's-Registered Trademark-," "S&P-Registered Trademark-," and "S&P 500-Registered Trademark-" are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by Atlas Assets, Inc. on behalf of the fund. S&P does not sponsor, endorse, sell, or promote the fund or the Portfolio, nor is it affiliated in any way with the fund. S&P makes no representation or warranty, expressed or implied, regarding the advisability of investing in the fund.

OTHER STRATEGIES

OPTIONS AND FUTURES

     Options and futures are types of derivative investments. All the stock and bond funds may buy and sell options, futures contracts, and options on futures contracts. Fund managers use these instruments to hedge investments against changes in value, to manage cash flow, to attempt to increase income, or as a temporary substitute for the purchase or sale of actual securities.

     The funds will not engage in these transactions for speculation. Use of these strategies may be limited by market conditions, regulatory limits, and tax considerations, and there can be no assurance that they will succeed.

     Options and futures strategies involve risks and transaction costs. Any fund using these strategies may be left in a worse position if the manager's prediction of price changes in the underlying instruments is inaccurate.

OTHER DERIVATIVE INVESTMENTS

     The STRATEGIC INCOME FUND and the EMERGING GROWTH FUND can invest in several other types of derivatives. Some are used for hedging purposes, and others offer the potential for increased income and principal value. In general, the performance of a derivative is linked to the performance of another investment, such as an equity security, an index, or one or more currencies.

     Use of derivatives may cause a fund to realize less income than expected and to lose money. One risk is that the company issuing the derivative may not pay the amount due upon maturity. A second is that the underlying investment may not perform as expected. The funds will limit investment in derivatives that trade in the over-the-counter markets and may be illiquid.

DEFENSIVE INVESTMENTS

     At times, pursuing a fund's basic investment strategy may not be in the best interests of its shareholders because of market conditions. As a temporary defensive strategy, all of the funds may invest up to 100% of their assets in short-term debt securities or money market instruments. A fund may not meet long-term investment objectives in periods when defensive strategies are employed.

PORTFOLIO TURNOVER

     All the funds will sell securities when the managers believe it is appropriate, regardless of how long the securities were owned. Buying and selling securities involves expenses, such as commissions paid to brokers and other transaction costs. By selling a security, a fund may realize taxable capital gains that will later be distributed to shareholders.

     Generally speaking, the higher a fund's annual portfolio turnover, the greater its brokerage costs, and the greater the likelihood that it will realize taxable capital gains. Annual portfolio turnover of 100% or more is considered high. The STRATEGIC INCOME FUND usually has a higher annual turnover rate because of the fund managers' investment styles. The portfolio turnover rate for each of the stock funds, except the S&P 500 INDEX FUND, varies widely from year to year, and may exceed 100% in some years. The S&P 500 INDEX FUND is expected to have little trading activity and a low portfolio turnover rate. (See "Financial Highlights" for each fund's historical portfolio turnover.)

FUND MANAGEMENT

THE ADVISER AND PORTFOLIO MANAGERS

     Atlas Advisers, Inc., 794 Davis Street, San Leandro, California 94577, is responsible for providing or overseeing all services needed for the Atlas Funds to operate, including portfolio management, transfer agent, and custodial and accounting services. It has retained investment professionals with substantial experience in managing investments.

     Atlas Advisers provides port-folio management services to the U.S. GOVERNMENT AND MORTGAGE SECURITIES FUND and the U.S. TREASURY MONEY FUND. It supervises provision of similar services to the municipal funds by Boston Safe Advisors, Inc. located at One Boston Place, Boston, Massachusetts 02108, to the actively managed stock funds and the STRATEGIC INCOME FUND by OppenheimerFunds, Inc. located at Two World Trade Center, New York, New York 10048, and to the Master Portfolio, in which the S&P 500 INDEX FUND invests, by Barclays Global Fund Advisors, located at 45 Fremont Street, San Francisco, California 94105.

     - Roberta A. Conger, Group Senior Vice President and Treasurer for World Savings, and Tim Stare, Vice President of World Savings, are portfolio managers for the U.S. GOVERNMENT AND MORTGAGE SECURITIES FUND and the U.S. TREASURY MONEY FUND. Ms. Conger and Mr. Stare have had extensive experience managing mortgage-backed and mortgage-related securities, money market instruments, bonds, and other debt obligations.

     - John F. Flahive, a Vice President with Boston Safe, has been portfolio manager for the municipal funds since November 1, 1994. Before joining Mellon in October, 1994, Mr. Flahive was a Senior Portfolio Manager at Neuberger & Berman for approximately one year. Previously, he was in the municipal bond departments of T. Rowe Price and Dean Witter for approximately eight years.

     - Edward J. Amberger, an Assistant Vice President of OppenheimerFunds, has been responsible for managing the BALANCED FUND since February 29, 2000. Prior to joining OppenheimerFunds in April 1998, Mr. Amberger was an Assistant Vice President at Dean Witter for approximately one year, and a Portfolio Manager and research analyst with Bank of New York for approximately five years. The fixed income portion of the portfolio is managed by John S. Kowalik, Senior Vice President of OppenheimerFunds. Prior to joining OppenheimerFunds in July 1998, Mr. Kowalik was Managing Director and Senior Portfolio Manager for Prudential Investments.

     - The Portfolio Managers of the GROWTH AND INCOME FUND are Bruce Bartlett and Chris Leavy. Mr. Bartlett, a Vice President and Portfolio Manager of OppenheimerFunds, has been responsible for managing the fund since July 5, 1995. Previously, Mr. Bartlett was a Vice President and Senior Portfolio Manager with First of America Investment Corporation. Mr. Leavy, a Senior Vice President, Portfolio Manager and team leader for the Value Team at OppenheimerFunds, joined Mr. Bartlett on October 1, 2000. From 1997 to 2000, Mr. Leavy was a member of the investment team at Morgan Stanley Investment Management, where he led the management of approximately $6 billion in large cap equities and also managed a $900 million small cap mutual fund. From 1995 to 1997, Mr. Leavy worked at Crestar Asset Management as an analyst and a portfolio manager.

     - Mr. Bartlett assumed responsibility for managing the STRATEGIC GROWTH FUND in June 1999. Mr. Amberger assists in managing the portfolio.

     - William L. Wilby has been responsible for managing the GLOBAL GROWTH FUND since inception on April 15, 1996. During the past five years, Mr. Wilby, a Senior Vice President and Portfolio Manager of OppenheimerFunds, has served as an officer and portfolio manager for various funds managed by OppenheimerFunds. Previously, he was an international investment strategist at Brown Brothers, Harriman & Co.

     - Laura Granger, Vice President and Portfolio Manager of OppenheimerFunds, has been responsible for managing the EMERGING GROWTH FUND since October 19, 2000. Prior to joining OppenheimerFunds, Ms. Granger was a Vice President and Portfolio Manager at Fortis Advisors, where since July 1998 she managed a small cap aggressive growth mutual fund. From 1993 to 1998, she was a portfolio manager at General Motors Investment Management, where she managed small cap growth assets in General Motors pension and foundation accounts.

     - Arthur P. Steinmetz and David P. Negri have been responsible for managing the STRATEGIC INCOME FUND since inception on May 20, 1996. During the past five years, Mr. Steinmetz, a Senior Vice President and Portfolio Manager of OppenheimerFunds, and Mr. Negri, a Vice President and Portfolio Manager, have each served as officers and portfolio managers of various funds managed by OppenheimerFunds.

     - The S&P 500 INDEX FUND does not have its own investment adviser, rather it invests all of its assets in the Master Portfolio which is advised by Barclays Global. Unlike many actively managed funds, there is no single portfolio manager who makes investment decisions for the Master Portfolio. Rather, the Portfolio follows an objective and consistent process in attempting to track the S&P 500 Index.

     - Each fund pays Atlas Advisers a fee for investment management services. Atlas Advisers, in turn, pays subadvisory fees when applicable. The management fee is an annual rate, equal to a percentage of each fund's average net assets and paid monthly as follows:

  ANNUAL MANAGEMENT FEES

                              FISCAL YEAR
  FUNDS                      ENDED 12/31/00
STOCK FUNDS
  BALANCED                       0.70%
  EMERGING GROWTH                0.80%
  GLOBAL GROWTH                  0.79%
  GROWTH AND INCOME              0.62%
  S&P 500 INDEX FUND             0.00%
  STRATEGIC GROWTH               0.66%

BOND FUNDS
  CALIFORNIA MUNICIPAL BOND      0.55%
  NATIONAL MUNICIPAL BOND        0.55%
  STRATEGIC INCOME               0.75%
  U.S. GOVERNMENT AND
  MORTGAGE SECURITIES            0.55%

MONEY FUNDS
  CALIFORNIA MUNICIPAL MONEY     0.44%
  NATIONAL MUNICIPAL MONEY       0.00%
  U.S. TREASURY MONEY            0.41%

THE DISTRIBUTOR AND THE DISTRIBUTION PLAN

     Atlas Funds are distributed by Atlas Securities, Inc. Shares are offered at net asset value with no sales load. From time to time, Atlas Securities may offer merchandise, monetary bonuses, or other incentives in one or more of the funds. Incentives may be offered to selected groups of shareholders, such as first time buyers or existing account holders.

     The funds have adopted a distribution plan under Rule 12b-1 to reimburse the distributor for costs for advertising, marketing, and shareholder servicing. Reimbursements are made on a quarterly basis up to a maximum of
 .25% of a fund's average daily net assets. These fees increase the cost of your investment and, over time, may cost you more than paying other types of sales charges, because they are taken out of fund assets on an ongoing basis. A fund will not reimburse expenses incurred by another fund.

     Shares are currently offered only through Atlas Securities. In the future, Atlas Securities may make payments up to a maximum of .25% per year to other companies for distribution and shareholder services.

BECOMING AN ATLAS SHAREHOLDER

HOW TO CONTACT US

Phone:      1-800-933-ATLAS
            (1-800-933-2852)
Address:    Atlas Securities, Inc.
            794 Davis Street
            San Leandro, CA
            94577

Web Site:   WWW.ATLASFUNDS.COM

OPENING AN ACCOUNT

     -  Complete the new account application that accompanies this prospectus.

     - Determine how much you want to invest. The minimum initial and additional investments for each fund are as follows:

     - Traditional, Roth and Educational Individual Retirement Accounts (IRAs) and Simplified Employee Pension Plans (SEPs) are available. Call us at 1-800-933-2852 and we will provide you with information about account agreements, applications, and annual fees.

HOW TO CONTACT US

     New account applications, checks, and instructions may be sent directly to Atlas at the following addresses:

BY REGULAR MAIL

       Atlas Funds
       P.O. Box 219056
       Kansas City, MO 64121-9056

BY SPECIAL DELIVERY

      Atlas Funds
      c/o NFDS
      330 West 9th Street
      Kansas City, MO 64105-1807

                                   INITIAL         ADDITIONAL
MINIMUMS FOR EACH FUND            INVESTMENT       INVESTMENTS
Non-Retirement Accounts            $2,500              $250

Wire Purchases                     $2,500            $1,000

Exchanges                          $2,500              $250

IRA And SEP Accounts                 $250              $250

Custodial Accounts For Minors        $250              $250

Employee Accounts                    $250               $50

     - See the following pages for more information on how to buy and sell shares.

BUYING SHARES

MAKING THE FIRST PURCHASE

BY CHECK

- Write a check for the investment amount, payable to "Atlas Funds." There may be a charge for checks that do not clear.

- Deliver your check and new account application to your World branch for forwarding to our shareholder services agent in Kansas City. Normally, your documents will reach the agent within three business days.

- If you prefer, mail your check and application to "Atlas Funds" at one of the addresses below.

- Recently purchased shares cannot be redeemed until we are satisfied that the funds have cleared, usually not more than 15 days.

BY WIRE OR ELECTRONIC TRANSFER

- Instruct your bank to wire the amount of your investment to: Investor's Bank & Trust Company
                ABA #011001438
                Acct #188888888
                Fund Name: Atlas (fund name)
                Customer Name:
                Fund Account #:

- Deliver your completed application to your World branch, or mail it to "Atlas Funds" at one of the addresses below.

- If you elected the bank wire option on your WORLD INSURED MONEY MARKET ACCOUNT, you may wire funds with one call to 1-800-933-2852. There is no wire transfer fee from World.

BY EXCHANGE

- Call us at 1-800-933-2852 to request an exchange into a new fund. You may also mail your request to one of the addresses below. Be sure all account owners have signed the request.

- Both accounts must be registered in the same name(s) and have the same taxpayer identification number.

- An exchange is considered a sale and may result in a gain or loss for tax purposes.

ADDING TO AN ACCOUNT

- Write a check for the investment amount, payable to "Atlas Funds." There may be a charge for checks that do not clear.

- Fill out the investment slip at the bottom of your account statement. If no slip is available, include a note telling us the fund name, your account number, and the name(s) in which the account is registered.

- Deliver your check and investment slip to your World branch for forwarding to our shareholder services agent in Kansas City. Normally, your documents will reach the agent within three business days.

- Recently purchased shares cannot be redeemed until we are satisfied that the funds have cleared, usually not more than 15 days.

BY WIRE OR ELECTRONIC TRANSFER

- Instruct your bank to wire the amount of your investment to: Investor's Bank & Trust Company
                ABA #011001438
                Acct #188888888
                Fund Name: Atlas (fund name)
                Customer Name:
                Fund Account #:

- If you elected the bank wire option on your WORLD INSURED MONEY MARKET ACCOUNT, you may wire funds with one call to 1-800-933-2852. There is no wire transfer fee from World.

- If you selected the electronic transfer option, you may purchase additional shares by calling us at 1-800-933-2852. Atlas will debit funds from your bank account through the Automated Clearing House (ACH) network.

BY EXCHANGE

- Call us at 1-800-933-2852 to request an exchange into an existing account. You may also mail your request to one of the addresses below. Be sure all account owners have signed the request.

- Both accounts must be registered in the same name(s) and have the same taxpayer identification number.

- An exchange is considered a sale and may result in a gain or loss for tax purposes.

BY REGULAR MAIL:             BY SPECIAL DELIVERY:

Atlas Funds                  Atlas Funds, c/o NFDS
P.O. Box 219056              330 West 9th
Kansas City, MO 64121-9056   Street Kansas City, MO 64105-1807

SELLING SHARES

You may sell some or all of your fund shares on any day that the New York Stock Exchange is open. All sell orders received by the close of trading on the New York Stock Exchange (normally 4:00 PM Eastern time, or 1:00 PM Pacific time) will be executed at that day's closing price. Unless you request wire payment or electronic transfer, the proceeds will be mailed to you, generally the next business day after processing your order. Redemptions of shares recently purchased by check or electronic transfer will not be processed until we are satisfied that the funds have cleared, usually not more than 15 days.

BY PHONE

- You may sell shares by phone, as long as the telephone redemption option was not declined on your account application. You can redeem $1,000 or more by calling us at 1-800-933-2852. There is no charge for this service.

- If you have had an address change within the last 30 days, your request must be submitted in writing with a signature guarantee.

BY MAIL

- Send us a letter including your name, account number, the fund you would like to sell, and the dollar amount or number of shares you want to redeem. The letter should be signed by all account owners exactly as their names appear on the account.

- You must obtain a signature guarantee if any of the following apply:

  - You are redeeming $50,000 or more.
  - Your address has been changed within the last 30 days.
  - You want the proceeds to go to someone other than the account owner(s) or to an address other than the one on the account.
  - You want the proceeds wired to a bank account other than the one pre-designated on your account.

- A signature guarantee helps protect against fraud. You can obtain one from most banks, savings associations or securities dealers, but not from a notary public.

BY WIRE OR ELECTRONIC TRANSFER

- If you selected the electronic transfer option:

  - Proceeds from the sale can be wired to your bank account. A $10 wire charge will be deducted. Your bank may also charge a wire transfer fee.

  - Proceeds can also be sent to your bank account through the Automated Clearing House (ACH) network.

BY CHECK

- Checkwriting is available for Atlas bond and money funds, except for bond fund shareholders who are subject to back-up withholding for federal income taxes.

- If you have checkwriting privileges, you may write a check of $500 or more to redeem shares, but not to close your account.

- You should not write a check on a bond fund for an amount close to the total value since the account value can vary, and funds available may not be sufficient to clear the check.

BY REGULAR MAIL:             BY SPECIAL DELIVERY:

Atlas Funds                  Atlas Funds, c/o NFDS
P.O. Box 219056              330 West 9th Street
Kansas City, MO 64121-9056   Kansas City, MO 64105-1807

OTHER ACCOUNT INFORMATION

SYSTEMATIC TRANSACTIONS

PURCHASES

     - After you have made your initial investment, you may set up a systematic purchase plan by indicating on your application how much and how often you want to invest. The minimum investment is $250. There is no charge for this service.

EXCHANGES

     - You can automatically exchange $250 or more from one Atlas Fund to another. Just indicate on your application how much and how often you want to invest. There is no charge for this service.

     - Both accounts must be registered in the same name(s) and have the same taxpayer identification number.

     - Exchanges will be made on the 15th of each month you choose. If the 15th falls on a weekend or holiday, exchanges will be made on the next business day.

REDEMPTIONS

     - If your account balance is $10,000 or more, you may set up a systematic redemption plan by indicating on your new account application how much and how often you want to redeem. You may sell fixed amounts of $100 or more at monthly, quarterly, or yearly intervals. There is no charge for this service.

     - Redemptions will be made on the 20th of each month you choose. If the 20th falls on a weekend or holiday, redemptions will be made on the previous business day.

AUTOMATED ACCOUNT ACCESS

     Atlas Direct Access is our automated telephone service. You can check prices and performance, as well as obtain your personal fund account information and request transactions, 24 hours a day. Just call 1-800-933-ATLAS (1-800-933-2852) from a touch-tone phone and follow the instructions.

HOW FUND SHARES ARE PRICED

     A fund's net asset value (NAV) is the price at which you will buy or sell shares. The net asset value is calculated by dividing a fund's total asset value by the number of outstanding shares. The NAV is determined at the close of regular trading on the New York Stock Exchange each day the exchange is open.

     All purchases, redemptions, and exchanges will be processed at the NAV next calculated after your order is received and accepted by the shareholder services agent in Kansas City. All orders received by the close of trading on the NYSE (normally 4:00 p.m. Eastern time; 1:00 p.m. Pacific time) will be executed at that day's closing price.

OTHER ACCOUNT INFORMATION

TAXES

     IRS rules require the funds to distribute net investment income and any capital gains to shareholders. Capital gains may be taxable at different rates depending upon the length of time the assets were held. Capital gains, if any, will be distributed at least once a year and may be distributed more often.

     Dividends and distributions may be taxable, whether received in cash or reinvested. An exchange of shares for shares of another fund is considered a sale and may result in a gain or loss for tax purposes.

DIVIDENDS AND DISTRIBUTIONS

     Dividends and distributions are paid to all shareholders who maintain accounts on a fund's "record date." If you would like to receive distributions in cash, indicate that choice on your account application. Otherwise, distributions will be reinvested in additional shares.

     If you own more than one Atlas Fund, your distributions from one fund may be used to purchase shares in another. You may not direct distributions between an IRA and a non-IRA account.

     Bond fund and money fund dividends will begin on the next business day after shares are posted to your account and will continue through the day shares are redeemed.

     If you buy shares just before a capital gain distribution, you will pay the full price and then receive back a portion of your investment in the form of a taxable distribution.

     You will be notified in January each year about the tax status of distributions made by the funds. Because everyone's tax situation is unique, always consult your tax adviser about federal, state and local tax consequences.

ATLAS FUNDS                           INCOME DIVIDENDS                            CAPITAL GAIN DISTRIBUTIONS
Balanced                               - Declared quarterly                        - Declared and paid after the end
Growth And Income                      - Paid after the end of each quarter          of the fourth quarter

Strategic Growth                       - Usually none                              - Declared and paid after the end
Global Growth                          - If earned, paid after the end of            of the fourth quarter
Emerging Growth                          the fourth quarter

Bond And Money Funds                   - Declared daily                            - Declared and paid after the end
                                       - Paid after the end of each month            of the fourth quarter

S&P 500 Index Fund                     - Usually minimal                           - Declared and paid after the end
                                       - If earned, paid after the end of            of the fourth quarter
                                         the fourth quarter

OTHER POLICIES

     - MINIMUM BALANCE: If your account balance falls below $1,250 due to redemptions or exchanges, we may close your account and mail the proceeds to you. We will give you 60 days written notice and the opportunity to make an additional investment to satisfy the $2,500 minimum balance requirement.

     - EXCHANGES: To protect performance and control costs, a fund may modify, suspend, or discontinue the exchange feature or a shareholder's use of it at any time.

     - REDEMPTIONS: Payment may be delayed up to seven days if making immediate payment could adversely affect a fund.

     When regular trading on the New York Stock Exchange is closed or restricted for any reason other than weekends or holidays, or there is an emergency as determined by the SEC, redemptions may be suspended or payment dates postponed.

     - GENERAL INFORMATION ABOUT SERVICE FEATURES: A fund may modify, suspend or discontinue services, charges, or terms and conditions at any time. The use of any feature may be denied to any shareholder who uses it to the detriment of the fund or other shareholders. If we modify or discontinue a service affecting all shareholders, we will provide 30 days prior written notice.

     You may add, change or discontinue any service by sending us your request in writing. If it has been more than 30 days since you established your account, we require a signature guarantee with your request.

     Shareholders who elect telephone, systematic or electronic transactions or checkwriting bear the risk of loss for unauthorized transactions. Atlas Funds will not be liable for losses that may result from:

     - Instructions communicated by telephone that we reasonably believe to be genuine,

     - Your request to allow transactions authorized by less than all registered owners,

     -  Transactions which do not require signature guarantees, or

     - Transactions requested through Atlas Direct Access, our automated telephone service. (See page 23.)

     For your protection and to review or clarify telephone requests, we reserve the right to record all calls. We may employ additional procedures prior to acting on telephone instructions, such as requiring you to provide a form of personal identification, in order to confirm that instructions are genuine. If we do not employ reasonable procedures, we may be liable for losses due to unauthorized or fraudulent instructions.

     Abnormal market conditions may cause heavy call volume and make it difficult for you to make a telephone transaction. If this happens, please consider mailing your transaction request, or sending it by overnight delivery.

KEEPING YOU INFORMED

     During the year, Atlas will send you the following communications:

     - CONFIRMATION STATEMENTS: Mailed after each purchase, ex-change, redemption (except by checkwriting), or change in account information.

     - QUARTERLY STATEMENTS: You will receive three consolidated quarterly statements and a year-end summary of your account activity.

     - ANNUAL AND SEMI-ANNUAL REPORTS: Mailed approximately 60 days after June 30 and December 31.

     -  1099 TAX FORM: If applicable, mailed by January 31 each year.

     -  ANNUAL PROSPECTUS: Mailed to shareholders in May of each year.

FINANCIAL HIGHLIGHTS

     This section provides further details about the funds' financial history. "Total return" shows the percentage that an investor would have earned or lost during a given period, assuming all dividends were reinvested. The funds' independent accountants, Deloitte & Touche LLP, audited these figures. Their full report is included in the funds' annual report (see back cover).

                                            STOCK FUNDS
                                                           BALANCED FUND                             EMERGING GROWTH FUND
                                                                                                                April 30, 1997(1)
                                                                                                                          through
                                            December 31,                                      Dec. 31,                   Dec. 31,
                                            2000      1999      1998      1997      1996      2000       1999      1998      1997
  Net asset value, beginning of period    $12.96    $14.47    $14.14    $12.18    $11.19    $18.79     $13.75    $13.00    $10.00

INCOME FROM INVESTMENT OPERATIONS:
  Net investment income (loss)........      0.26      0.48      0.46      0.46      0.42     (0.12)     (0.15)    (0.09)    (0.05)
  Net realized and unrealized gain
   on investments.....................     (1.37)    (1.21)     0.75      2.27      1.32     (4.16)      6.02      0.84      3.05
  Total from investment operations....     (1.11)    (0.73)     1.21      2.73      1.74     (4.28)      5.87      0.75      3.00

LESS DISTRIBUTIONS:
  From net investment income..........     (0.27)    (0.48)    (0.46)    (0.46)    (0.42)      0.00      0.00      0.00      0.00
  From net capital gains..............     (0.00)    (0.30)    (0.42)    (0.31)    (0.33)      0.00     (0.83)     0.00      0.00
  In excess of realized gains.........      0.00      0.00      0.00      0.00      0.00       0.00      0.00      0.00      0.00
  Tax return of capital distribution..      0.00      0.00      0.00      0.00      0.00       0.00      0.00      0.00      0.00
  Total distributions.................     (0.27)    (0.78)    (0.88)    (0.77)    (0.75)      0.00     (0.83)     0.00      0.00
  Net asset value, end of period......    $11.58    $12.96    $14.47    $14.14    $12.18     $14.51    $18.79    $13.75    $13.00
  Total return(2).....................     -8.71%    -5.20%     8.63%    22.72%    15.81%    -22.78%    42.68%     5.77%    30.00%

RATIOS/SUPPLEMENTAL DATA:
  Net assets, end of period (000's)...   $45,966   $73,365   $88,430   $49,456   $29,289    $25,939   $19,551   $16,747   $10,028
  Ratio of expenses to average
   net assets:(3)
  Before expense waivers
   and reimbursement..................      1.22%     1.15%     1.16%     1.20%     1.28%      1.64%     1.74%     1.59%     1.88%
  After expense waivers
   and reimbursement..................      1.22%     1.15%     1.16%     1.20%     1.28%      1.55%     1.53%     1.49%     1.49%
  Ratio of net investment income
   to average net assets(3)...........      2.07%     3.30%     3.28%     3.58%     3.86%     -0.72%    -1.14%    -0.68%    -0.59%
  Portfolio turnover rate.............    339.00%    51.94%    33.62%    14.71%    41.41%    173.69%   184.32%   106.24%    17.06%

(1)  Commencement of operations.

(2) Total returns assume purchase at net asset value at the beginning of each year. Returns for periods less than a full year are aggregate (non-annualized) returns.

(3)  Annualized when the period presented is less than one year.

                                            STOCK FUNDS
                                                         GLOBAL GROWTH FUND
                                                                        April 30, 1996(1)
                                                                                  through
                                            December 31,                         Dec. 31,
                                            2000      1999      1998      1997       1996
  Net asset value, beginning of period    $19.28     $14.56    $12.69     $10.96    $10.14

INCOME FROM INVESTMENT OPERATIONS:
  Net investment income (loss)........      0.03       0.03      0.00       0.02      0.01
  Net realized and unrealized gain
   on investments.....................      0.59       8.10      2.21       2.65      1.10
  Total from investment operations....      0.62       8.13      2.21       2.67      1.11

LESS DISTRIBUTIONS:
  From net investment income..........     (0.00)      0.00      0.00       0.00     (0.01)
  From net capital gains..............     (0.92)     (3.41)    (0.18)     (0.84)    (0.27)
  In excess of realized gains.........     (0.29)      0.00     (0.16)     (0.10)    (0.01)
  Tax return of capital distribution..      0.00       0.00      0.00       0.00      0.00
  Total distributions.................     (1.21)     (3.41)    (0.34)     (0.94)    (0.29)
  Net asset value, end of period......    $18.69     $19.28    $14.56     $12.69    $10.96
  Total return(2).....................      3.24%     55.85%    16.19%     24.35%    10.89%

RATIOS/SUPPLEMENTAL DATA:
  Net assets, end of period (000's)...  $134,929    $70,300   $36,549    $29,468   $13,552
  Ratio of expenses to average
   net assets:(3)
  Before expense waivers
   and reimbursement..................      1.34%      1.48%     1.53%      1.66%     2.36%
  After expense waivers
   and reimbursement..................      1.34%      1.48%     1.53%      1.62%     1.51%
  Ratio of net investment income
   to average net assets(3)...........      0.15%      0.19%     0.04%      0.14%     0.13%
  Portfolio turnover rate.............     53.89%    103.02%    74.52%     63.62%    64.89%

                                           STOCK FUNDS
                                                         GROWTH AND INCOME FUND               S&P 500 INDEX FUND
                                                                                                Aug. 16, 2000(1)
                                                                                                         through
                                        Dec. 31,                                                        Dec. 31,
                                            2000       1999       1998       1997       1996                2000
  Net asset value, beginning of period    $26.61     $22.08     $18.86     $17.82     $15.91             $10.00

INCOME FROM INVESTMENT OPERATIONS:
  Net investment income (loss)........      0.24       0.14       0.15       0.10       0.14               0.03
  Net realized and unrealized gain
   on investments.....................     (1.52)      6.85       4.71       4.58       3.06              (1.10)
  Total from investment operations ...     (1.28)      6.99       4.86       4.68       3.20              (1.07)

LESS DISTRIBUTIONS:
  From net investment income..........     (0.24)     (0.14)     (0.15)     (0.10)     (0.14)             (0.01)
  From net capital gains..............     (1.64)     (2.32)     (1.49)     (3.53)     (1.15)              0.00
  In excess of realized gains.........     (0.02)      0.00       0.00      (0.01)      0.00               0.00
  Tax return of capital distribution..      0.00       0.00       0.00       0.00       0.00               0.00
  Total distributions.................     (1.90)     (2.46)     (1.64)     (3.64)     (1.29)             (0.01)
  Net asset value, end of period......    $23.43     $26.61     $22.08     $18.86     $17.82              $8.92
  Total return(2).....................     -4.90%     31.72%     25.83%     26.32%     20.16%            -10.66%

RATIOS/SUPPLEMENTAL DATA:
  Net assets, end of period (000's)...  $454,546   $410,721   $248,606   $173,796   $138,604             $9,516
  Ratio of expenses to average
   net assets:(3)
  Before expense waivers
   and reimbursement..................      1.02%      1.04%      1.06%      1.10%      1.16%              2.66%
  After expense waivers
   and reimbursement..................      1.02%      1.04%      1.06%      1.10%      1.16%              0.50%
  Ratio of net investment income
   to average net assets(3)...........      0.88%      0.59%      0.73%      0.51%      0.82%              0.78%
  Portfolio turnover rate.............     66.14%    102.42%    106.21%    118.26%     86.66%                NA

FINANCIAL HIGHLIGHTS

                                              STOCK FUNDS
                                                            STRATEGIC GROWTH FUND
                                               December 31,
                                               2000       1999     1998       1997      1996
  Net asset value, beginning of period       $20.53     $17.11   $16.36     $14.01    $12.69

INCOME FROM INVESTMENT OPERATIONS:
  Net investment income (loss)........         0.03      (0.01)     0.09      0.11      0.13
  Net realized and unrealized gain
   on investments.....................        (2.01)      6.87      1.86      3.65      2.88
  Total from investment operations....        (1.98)      6.86      1.95      3.76      3.01

LESS DISTRIBUTIONS:
  From net investment income..........        (0.02)      0.00     (0.09)    (0.11)    (0.13)
  From realized capital gains.........        (0.03)     (3.44)    (1.00)    (1.30)    (1.56)
  In excess of realized gains.........        (0.17)      0.00     (0.11)     0.00      0.00
  Tax return of capital distribution..         0.00       0.00      0.00      0.00      0.00
  Total distributions.................        (0.22)     (3.44)    (1.20)    (1.41)    (1.69)
  Net asset value, end of period......       $18.33     $20.53    $17.11    $16.36    $14.01
  Total return(2).....................        -9.65%     40.12%    11.22%    26.89%    23.72%

RATIOS/SUPPLEMENTAL DATA:
  Net assets, end of period (000's)...     $155,895   $102,428   $73,626   $54,310   $22,253
  Ratio of expenses to average
   net assets:(3)
   Before expense waivers
    and reimbursement.................        1.12%      1.17%     1.16%     1.21%      1.31%
   After expense waivers
    and reimbursement.................        1.12%      1.17%     1.16%     1.21%      1.31%
  Ratio of net investment income
   to average net assets(3)...........        0.13%     -0.06%     0.52%     0.86%      1.08%
  Portfolio turnover rate.............       53.78%    179.98%    89.69%    85.55%    119.87%

(1)  Commencement of operations.

(2) Total returns assume purchase at net asset value at the beginning of each year. Returns for periods less than a full year are aggregate (non-annualized) returns.

(3)  Annualized when the period presented is less than one year.

                                               BOND FUNDS
                                                           CALIFORNIA MUNICIPAL BOND FUND
                                               December 31,
                                            2000      1999      1998      1997      1996
  Net asset value, beginning of period    $10.48    $11.49    $11.44    $11.15    $11.26

INCOME FROM INVESTMENT OPERATIONS:
  Net investment income (loss)........      0.51      0.51      0.51      0.53      0.53
  Net realized and unrealized gain
   on investments.....................      0.79     (1.01)     0.16      0.33     (0.11)
  Total from investment operations....      1.30     (0.50)     0.67      0.86      0.42

LESS DISTRIBUTIONS:
  From net investment income..........     (0.51)    (0.51)    (0.51)    (0.53)    (0.53)
  From realized capital gains.........      0.00      0.00     (0.11)    (0.04)     0.00
  In excess of realized gains.........      0.00      0.00      0.00      0.00      0.00
  Tax return of capital distribution..      0.00      0.00      0.00      0.00      0.00
  Total distributions.................     (0.51)    (0.51)    (0.62)    (0.57)    (0.53)
  Net asset value, end of period......    $11.27    $10.48    $11.49    $11.44    $11.15
  Total return(2).....................     12.75%    -4.48%     5.94%     7.97%     3.90%

RATIOS/SUPPLEMENTAL DATA:
  Net assets, end of period (000's)...  $213,320  $198,406  $211,938  $195,292  $177,593
  Ratio of expenses to average
   net assets:(3)
   Before expense waivers
    and reimbursement.................      0.93%     0.93%     0.94%     0.95%     0.96%
   After expense waivers
    and reimbursement.................      0.93%     0.88%     0.94%     0.95%     0.96%
  Ratio of net investment income
   to average net assets(3)...........      4.74%     4.61%     4.43%     4.76%     4.82%
  Portfolio turnover rate.............     12.25%    17.01%    14.95%    15.95%    29.28%

                                        BOND FUNDS
                                                         NATIONAL MUNICIPAL BOND FUND


                                           December 31,
                                           2000         1999         1998         1997         1996
  Net asset value, beginning of period    $10.50       $11.56      $11.54       $11.21       $11.39

INCOME FROM INVESTMENT OPERATIONS:
  Net investment income (loss)........      0.52         0.51        0.51         0.53         0.52
  Net realized and unrealized gain
   on investments.....................      0.63        (1.06)       0.13         0.40        (0.12)
  Total from investment operations....      1.15        (0.55)       0.64         0.93         0.40

LESS DISTRIBUTIONS:
  From net investment income..........     (0.52)       (0.51)      (0.51)       (0.53)       (0.52)
  From realized capital gains.........      0.00         0.00       (0.11)       (0.07)       (0.06)
  In excess of realized gains.........      0.00         0.00        0.00         0.00         0.00
  Tax return of capital distribution..      0.00         0.00        0.00         0.00         0.00
  Total distributions.................     (0.52)       (0.51)      (0.62)       (0.60)       (0.58)
  Net asset value, end of period......    $11.13       $10.50      $11.56       $11.54       $11.21
  Total return(2).....................     11.24%       -4.86%       5.70%        8.56%        3.58%

RATIOS/SUPPLEMENTAL DATA:
  Net assets, end of period (000's)...   $53,901      $54,296     $62,558      $58,740      $49,597
  Ratio of expenses to average
   net assets:(3)
   Before expense waivers
    and reimbursement.................      1.01%        0.98%       0.99%        1.00%        1.01%
   After expense waivers
    and reimbursement.................      1.01%        0.97%       0.99%        1.00%        1.01%
  Ratio of net investment income
   to average net assets(3)...........      4.83%        4.62%       4.44%        4.72%        4.63%
  Portfolio turnover rate.............     20.12%       16.44%      21.89%       21.80%       44.76%

                                        BOND FUNDS
                                                               STRATEGIC INCOME FUND
                                                                                     May 20, 1996(1)
                                                                                             through
                                            Dec. 31,                                        Dec. 31,
                                            2000         1999         1998         1997         1996
  Net asset value, beginning of period     $4.67        $4.98        $5.16        $5.16        $5.00

INCOME FROM INVESTMENT OPERATIONS:
  Net investment income (loss)........      0.39         0.40         0.38         0.42         0.25
  Net realized and unrealized gain
   on investments.....................     (0.30)       (0.30)       (0.15)        0.06         0.18
  Total from investment operations....      0.09         0.10         0.23         0.48         0.43

LESS DISTRIBUTIONS:
  From net investment income..........     (0.27)       (0.40)       (0.38)       (0.42)       (0.25)
  From realized capital gains.........      0.00         0.00         0.00        (0.05)       (0.01)
  In excess of realized gains.........      0.00         0.00         0.00        (0.01)       (0.01)
  Tax return of capital distribution..     (0.12)       (0.01)       (0.03)        0.00         0.00
  Total distributions.................     (0.39)       (0.41)       (0.41)       (0.48)       (0.27)
  Net asset value, end of period......     $4.37        $4.67        $4.98        $5.16        $5.16
  Total return(2).....................      2.05%        1.92%        4.03%        9.57%        8.89%

RATIOS/SUPPLEMENTAL DATA:
  Net assets, end of period (000's)...   $77,568      $67,218      $66,375      $37,831      $17,863
  Ratio of expenses to average
   net assets:(3)
   Before expense waivers
    and reimbursement.................      1.36%        1.37%        1.36%        1.51%        1.85%
   After expense waivers
    and reimbursement.................      1.36%        1.16%        0.80%        0.41%        0.02%
  Ratio of net investment income
   to average net assets(3)...........      8.65%        8.42%        7.45%        8.04%        8.19%
  Portfolio turnover rate.............    146.55%      119.62%      172.43%      221.42%      187.15%

FINANCIAL HIGHLIGHTS

                                            BOND FUNDS

                                                               U.S. GOVERNMENT AND
                                                            MORTGAGE SECURITIES FUND
                                            December 31,
                                            2000        1999        1998       1997      1996
  Net asset value, beginning of period       $9.61     $10.17     $10.20     $10.07     $10.30

INCOME FROM INVESTMENT OPERATIONS:
  Net investment income (loss)........        0.60       0.60       0.63       0.67       0.67
  Net realized and unrealized gain
   on investments.....................        0.34      (0.56)     (0.03)      0.13      (0.23)
  Total from investment operations....        0.94       0.04       0.60       0.80       0.44

LESS DISTRIBUTIONS:
  From net investment income..........       (0.60)     (0.60)     (0.63)     (0.67)     (0.67)
  From realized capital gains.........        0.00       0.00       0.00       0.00       0.00
  In excess of realized gains.........        0.00       0.00       0.00       0.00       0.00
  Tax return of capital distribution..        0.00       0.00       0.00       0.00       0.00
  Total distributions.................       (0.60)     (0.60)     (0.63)     (0.67)     (0.67)
  Net asset value, end of period......       $9.95      $9.61     $10.17     $10.20     $10.07
  Total return(1).....................       10.21%      0.39%      6.06%      8.25%      4.50%

RATIOS/SUPPLEMENTAL DATA:
  Net assets, end of period (000's)...    $179,462   $202,966   $216,344   $202,573   $224,301
  Ratio of expenses to average
   net assets:
   Before expense waivers
    and reimbursement.................        1.03%     1.01%       1.02%      1.03%      1.03%
   After expense waivers
    and reimbursement.................        1.03%     1.01%       1.02%      1.03%      1.03%
  Ratio of net investment income
   to average net assets..............        6.27%     6.05%       6.20%      6.67%      6.67%
  Portfolio turnover rate.............        1.66%    20.67%      22.70%      3.73%     27.45%

(1) Total returns assume purchase at net asset value at the beginning of each year. Returns for periods less than a full year are aggregate
    (non-annualized) returns.

                                            MONEY FUNDS
                                                   CALIFORNIA MUNICIPAL MONEY FUND
                                            December 31,
                                            2000       1999      1998      1997      1996
  Net asset value, beginning of period      $1.00      $1.00     $1.00     $1.00     $1.00

INCOME FROM INVESTMENT OPERATIONS:
  Net investment income (loss)........       0.030      0.024     0.026     0.029     0.028
  Net realized and unrealized gain
   on investments.....................       0.000      0.000     0.000     0.000     0.000
  Total from investment operations....       0.030      0.024     0.026     0.029     0.028

LESS DISTRIBUTIONS:
  From net investment income..........      (0.030)    (0.024)   (0.026)   (0.029)   (0.028)
  From realized capital gains.........       0.000      0.000     0.000     0.000     0.000
  In excess of realized gains.........       0.000      0.000     0.000     0.000     0.000
  Tax return of capital distribution..       0.000      0.000     0.000     0.000     0.000
  Total distributions.................      (0.030)    (0.024)   (0.026)   (0.029)   (0.028)
  Net asset value, end of period......      $1.00      $1.00     $1.00     $1.00     $1.00
  Total return(1).....................       3.03%      2.44%     2.67%     2.97%     2.82%

RATIOS/SUPPLEMENTAL DATA:
  Net assets, end of period (000's)...    $37,924    $39,316   $40,483   $44,751   $37,355
  Ratio of expenses to average
   net assets:
   Before expense waivers
    and reimbursement.................       0.94%      0.95%     0.99%     0.97%     1.00%
   After expense waivers
    and reimbursement.................       0.63%      0.63%     0.67%     0.64%     0.63%
  Ratio of net investment income
   to average net assets..............       2.98%      2.41%     2.74%     2.94%     2.78%
  Portfolio turnover rate.............         --         --        --        --        --

                                            MONEY FUNDS
                                                   NATIONAL MUNICIPAL MONEY FUND
                                           December 31,
                                           2000      1999     1998      1997     1996
  Net asset value, beginning of period     $1.00     $1.00    $1.00     $1.00    $1.00

INCOME FROM INVESTMENT OPERATIONS:
  Net investment income (loss)........      0.035     0.027    0.029     0.030    0.029
  Net realized and unrealized gain
   on investments.....................      0.000     0.000    0.000     0.000    0.000
  Total from investment operations....      0.035     0.027    0.029     0.030    0.029

LESS DISTRIBUTIONS:
  From net investment income..........     (0.035)   (0.027)  (0.029)   (0.030)  (0.029)
  From realized capital gains.........      0.000     0.000    0.000     0.000    0.000
  In excess of realized gains.........      0.000     0.000    0.000     0.000    0.000
  Tax return of capital distribution..      0.000     0.000    0.000     0.000    0.000
  Total distributions.................     (0.035)   (0.027)  (0.029)   (0.030)  (0.029)
  Net asset value, end of period......     $1.00     $1.00    $1.00     $1.00    $1.00
  Total return(1).....................      3.54%     2.67%    2.95%     3.09%    2.96%

RATIOS/SUPPLEMENTAL DATA:
  Net assets, end of period (000's)...    $5,117    $4,505   $5,464    $6,579   $7,514
  Ratio of expenses to average
   net assets:
   Before expense waivers
    and reimbursement.................      1.52%     1.43%    1.35%     1.31%    1.32%
   After expense waivers
    and reimbursement.................      0.71%     0.70%    0.67%     0.68%    0.68%
  Ratio of net investment income
   to average net assets..............      3.48%     2.63%    2.91%     3.04%    2.92%
  Portfolio turnover rate.............        --        --       --        --       --

                                           MONEY FUNDS
                                                        U.S. TREASURY MONEY FUND
                                           December 31,
                                           2000        1999        1998       1997      1996
  Net asset value, beginning of period      $1.00       $1.00      $1.00      $1.00     $1.00

INCOME FROM INVESTMENT OPERATIONS:
  Net investment income (loss)........       0.052       0.040      0.045      0.046     0.046
  Net realized and unrealized gain
   on investments.....................       0.000       0.000      0.000      0.000     0.000
  Total from investment operations....       0.052       0.040      0.045      0.046     0.046

LESS DISTRIBUTIONS:
  From net investment income..........      (0.052)     (0.040)    (0.045)    (0.046)   (0.046)
  From realized capital gains.........       0.000       0.000      0.000      0.000     0.000
  In excess of realized gains.........       0.000       0.000      0.000      0.000     0.000
  Tax return of capital distribution..       0.000       0.000      0.000      0.000     0.000
  Total distributions.................      (0.052)     (0.040)    (0.045)    (0.046)   (0.046)
  Net asset value, end of period......      $1.00       $1.00      $1.00      $1.00     $1.00
  Total return(1).....................       5.35%       4.02%      4.60%      4.73%     4.74%

RATIOS/SUPPLEMENTAL DATA:
  Net assets, end of period (000's)...    $81,925     $55,892    $58,186    $60,033   $65,479
  Ratio of expenses to average
   net assets:
   Before expense waivers
    and reimbursement.................       1.02%       1.03%      1.02%      1.02%     1.02%
   After expense waivers
    and reimbursement.................       0.68%       0.69%      0.60%      0.62%     0.52%
  Ratio of net investment income
   to average net assets..............       5.24%       3.96%      4.49%      4.63%     4.63%
  Portfolio turnover rate.............         --          --         --         --        --

APPENDIX: DESCRIPTION OF RATINGS

     In general, the ratings of Moody's Investors Services, Inc., Standard & Poor's Corporation (S&P), and other nationally recognized rating organizations represent the opinions of these agencies as to the quality of securities which they rate. It should be emphasized that these ratings are relative and subjective and are not absolute standards of quality. Consequently, bonds with the same maturity, coupon and rating may have different yields, while other bonds of the same maturity and coupon with different ratings may have the same yield.

     These ratings will be used by the Atlas Funds as initial criteria for selection of portfolio securities, but the funds will also rely upon the independent advice of the adviser and subadvisers, if any, to evaluate potential investments.

     After purchase by a fund, an issue of securities may cease to be rated or its rating may be reduced below the minimum required for purchase. Neither event will require the sale of these securities, but the Adviser will consider rating changes in determining whether the fund should continue to hold them.

     If a rating given by Moody's or S&P changes as a result of changes in these organizations or their rating systems, the funds will attempt to use comparable ratings as standards for their investments. Fund investments will be made and reviewed in accordance with the investment policies contained in this prospectus and in the Statement of Additional Information.

MOODY'S INVESTORS SERVICES, INC.

     Moody's describes its ratings for debt securities as follows:

BONDS
     Aaa. Bonds rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or exceptionally stable margin, and principal is secure. While the various protective elements are likely to change, changes that can be anticipated are not likely to impair the fundamentally strong position of these issues.

     Aa. Bonds rated Aa are judged by all standards to be of high quality. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities. Fluctuation of protective elements may be of greater magnitude, or there may be other factors present which make the long-term risks appear somewhat larger than the Aaa securities.

     A. Bonds rated A possess many favorable investment attributes and are considered to be upper medium grade obligations. Elements giving security to principal and interest are considered adequate, but factors may be present which suggest a susceptibility to impairment at some time in the future.

     Baa. Bonds rated Baa are considered to be medium grade obligations. They are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present, but certain protective elements may be lacking or may be unreliable over any great length of time. These bonds lack outstanding investment characteristics and in fact have speculative elements as well.

     Ba. Bonds rated Ba are judged to have speculative characteristics. Their future cannot be considered well-assured. Often the protection of interest and principal payments may be only moderate and therefore not well safeguarded during both good and bad times in the future. Uncertainty of position characterizes bonds in this class.

     B. Bonds rated B generally lack the characteristics of a desirable investment. Assurance of interest and principal payments or maintenance of other terms of the contract over a long period of time may be small.

     Caa. Bonds rated Caa are of poor standing. These issues may be in default, or there may be some danger with respect to principal or interest payments.

     Ca. Bonds rated Ca represent obligations which are highly speculative. These issues are often in default or have other significant shortcomings.

     C. Bonds rated C are the lowest rated class of bonds. These issues have extremely poor prospects of ever attaining any real investment standing.

NOTES AND VARIABLE RATE OBLIGATIONS
     MIG 1/VMIG 1. The MIG 1 (or VMIG 1 for an issue with a variable rate demand feature) designation denotes best quality. There is strong protection from established cash flows, superior liquidity, or demonstrated broad-based access to the market for refinancings.

     MIG 2/VMIG 2. The MIG 2 (or VMIG 1 for an issue with a variable rate demand feature) designation denotes high quality. Margins of protection are ample, although not as large as in the preceding group.

COMMERCIAL PAPER
     PRIME-1. Issuers rated Prime-1 (or related supporting institutions) have a superior capacity for repayment of short-term promissory obligations. Prime-1 repayment capacity will normally be evidenced by the following characteristics:

     -  Leading market positions in well-established industries.

     -  High rates of return on funds employed.

     - Conservative capitalization structures with moderate reliance on debt and ample asset protection.

     - Broad margins in earnings coverage of fixed financial charges and high internal cash generation.

     - Well-established access to a range of financial markets and assured sources of alternate liquidity.

     PRIME-2. Issuers rated Prime-2 (or related supporting institutions) have a strong capacity for repayment of short-term promissory obligations. This will normally be evidenced by many of the characteristics cited above, but to a lesser degree. Earnings trends and coverage ratios, while sound, will be more subject to variation. Capitalization characteristics, while appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

APPENDIX: DESCRIPTION OF RATINGS

(CONTINUED)

STANDARD & POOR'S CORPORATION

     S & P describes its ratings for debt securities as follows:

BONDS
     AAA. Bonds rated AAA have the highest rating assigned by Standard & Poor's. Capacity to pay interest and repay principal is extremely strong.

     AA. Bonds rated AA have a very strong capacity to pay interest and repay principal. They differ from the higher rated issues only by a small degree.

     A. Bonds rated A have a strong capacity to pay interest and repay principal. They are somewhat more susceptible to adverse changes in circumstances and economic conditions than bonds in higher rated categories.

     BBB. Bonds rated BBB are thought to have an adequate capacity to pay interest and repay principal. Although they normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to weaken capacity to pay interest and repay principal than bonds in higher rated categories.

     BB, B, CCC AND CC. Bonds rated BB, B, CCC and CC are regarded as predominantly speculative with respect to capacity to pay interest and repay principal in accordance with the terms of the obligations. BB indicates the lowest degree of speculation and CC the highest. While bonds with these ratings are likely to have some quality and protective characteristics, these characteristics are outweighed by large uncertainties or major risk exposures to adverse conditions.

     C AND D. The rating C is reserved for income bonds on which no interest is being paid. Bonds rated D are in default, and payment of interest and/or repayment of principal is in arrears.

NOTES
     SP-1. The SP-1 rating denotes a strong or very strong capacity to pay principal and interest. Issues determined to possess overwhelming safety characteristics will be given a plus (+) designation.

     SP-2. The SP-2 rating denotes a satisfactory capacity to pay principal and interest.

COMMERCIAL PAPER
     A-1. The A-1 designation indicates a very strong degree of safety regarding timely payment. Issues determined to possess overwhelming safety characteristics are denoted with a plus (+) designation.

     A-2. The A-2 designation indicates a strong capacity for timely payment. However, the relative degree of safety is not as high as for issues designated A-1.

SECURITIES TRANSACTIONS FORM

FOR TRUSTS, CORPORATIONS, PARTNERSHIPS AND OTHER ENTITIES

Corporations, please complete sections 1 through 3. Trusts, partnerships and other entities, complete sections 1 and 3. If any information on this form changes, you will need to submit an amended form. Please call 1-800-933-ATLAS (1-800-933-2852) for additional forms.

1. ACCOUNT REGISTRATION

-------------------------------------------------------------------------------
Name of Trust, Corporation, Partnership or Other Entity

-------------------------------------------------------------------------------
Atlas Funds Account Number (If this is an existing account)

THE REGISTERED OWNER IS A:
/ /Trust / /Partnership / /Corporation/Incorporated  / /Other (please specify):
                           Association

2. CORPORATIONS AND INCORPORATED ASSOCIATIONS ONLY

CORPORATE SECRETARY, PLEASE COMPLETE THIS SECTION, SIGN IT, AND AFFIX YOUR CORPORATE SEAL.

BY SIGNING THIS FORM I CERTIFY THAT:

/ / On (date) ---------------------------------, a quorum of the Board of
    Directors of the Registered Owner named above empowered the person(s) named in section 3 to carry out securities transactions on the Registered Owner's behalf.

/ / I am authorized to certify as needed the names and titles of officers of the Registered Owner and notify the Agent of any changes.

/ / A resolution authorizing all of these powers has been duly adopted by the Registered Owner's Board of Directors, is in full force and effect in accordance with the Registered Owner's charter and by-laws, and will remain in effect until the Atlas Funds' Agent receives a duly executed amended Securities Transactions Form.

-------------------------------------------------------------
Secretary's name (please print)                  Date            Affix Corporate
                                                                     Seal Here
X
-------------------------------------------------------------
Signature

3. AUTHORIZED PERSONS

The persons named in this section are currently authorized under the applicable governing document to purchase, redeem, withdraw, exchange, or assign shares of Atlas Funds ("securities transactions") for the Registered Owner named in section 1, and to execute and deliver any instruments necessary to complete these transactions. The Agent may act only upon the instructions of person(s) authorized in the most recent Securities Transactions Form received by the Agent. The Atlas Funds and its Agent will not be liable for any loss or expense resulting from acting on instructions they believe to be genuine. This Securities Transactions Form will remain in effect until the Agent receives an amended form.

PLEASE SIGN THIS SECTION.
By signing this form, I agree to all the terms and conditions outlined above. I have full authority to sign on behalf of the Registered Owner.

------------------------------  --------------          [GRAPHIC OF PUSHPIN]
Name (please print)                   Title
X                                                       WE WANT YOU TO KNOW...
------------------------------  --------------      Atlas Funds are not FDIC-
Signature                             Date          insured and are not deposits
                                                    or obligations of, or guar-
------------------------------  --------------      anteed by World Savings.
Name (please print)                   Title         Mutual fund returns and
X                                                   principal value will vary
------------------------------  --------------      and you may have a gain
Signature                             Date          or loss when you sell.

------------------------------  --------------
Name (please print)                   Title
X
------------------------------  --------------
Signature                             Date

How many signatures are required for Atlas Funds transactions:
                                                / / 1   / / 2   / / 3   / / All

PAYABLE ON DEATH BENEFICIARY DESIGNATION FORM

--------------------------------------------------------------------------------
Owner's Name

--------------------------------------------------------------------------------
Joint Owner's Name

--------------------------------------------------------------------------------
Street Address                                   City         State     Zip

--------------------------------------------------------------------------------
Daytime Telephone Number                         Evening Telephone Number

--------------------------------------------------------------------------------
Taxpayer ID Number                               Atlas Fund Account Number

PAYABLE ON DEATH PAYEES

1.
--------------------------------------------------------------------------------
Name (please print)

--------------------------------------------------------------------------------
Street Address                                   City         State     Zip
2.
--------------------------------------------------------------------------------
Name (please print)

--------------------------------------------------------------------------------
Street Address                                   City         State     Zip
3.
--------------------------------------------------------------------------------
Name (please print)

--------------------------------------------------------------------------------
Street Address                                   City         State     Zip

I/We understand that, as authorized by statute of
the state in which I/we reside, funds in this           [GRAPHIC OF PUSHPIN]
account are payable upon request only to me/us as
Original Payee(s) during my/our lifetime(s) and,        WE WANT YOU TO KNOW...
upon my death/the death of the last of us to die,   Atlas Funds are not FDIC-
to the Payable On Death Payee(s) named above who    insured and are not deposits
survive(s) me/us.                                   or obligations of, or guar-
                                                    anteed by World Savings.
I/We understand that upon presentation to you of    Mutual fund returns and
proof of my death/the death of the last of us to    principal value will vary
die, funds remaining in the account will be         and you may have a gain
payable only to the Payable On Death Payee(s) who   or loss when you sell.
survive(s) me/us, in equal shares if more than one survive(s) me/us.

X
--------------------------------------------------------------------------------
Owner's Signature (Original Payee)                                   Date
X
--------------------------------------------------------------------------------
Joint Owner's Signature (Original Payee)                             Date

[GRAPHIC OF ATLAS]                                            Presort Standard
Atlas Funds-Registered Trademark-                               U.S. Postage
World Savings Operations Center                                     PAID
794 Davis Street                                                 Hayward, CA
San Leandro, CA 94577                                           Permit No. 2

--------------------------------------------------------------------------------
HOW TO OBTAIN MORE INFORMATION ABOUT ATLAS FUNDS

     You can find more information about the Atlas Funds' investment policies in the Statement of Additional Information (SAI), which is incorporated by reference in this prospectus (legally considered part of this prospectus). The SAI is available free of charge.

     To request a copy of the Atlas Funds' SAI, please call us toll-free at 1-800-933-ATLAS (1-800-933-2852). If you have access to the Internet, you can find the SAI at the Securities and Exchange Commission's Web site at www.sec.gov. You may also request a copy by writing to the Public Reference Section of the SEC, Washington, D.C. 20549-6009. The SEC charges a duplicating fee for this service.

     You can find further information about the Atlas Funds in our annual and semi-annual shareholder reports, which discuss the market conditions and investment strategies that significantly affected each fund's performance during its most recent fiscal year.

     To request a copy of the most recent annual or semi-annual report, please call us at 1-800-933-ATLAS (1-800-933-2852).

                               Atlas Assets, Inc.
                                794 Davis Street
                              San Leandro, CA 94577

                               WWW.ATLASFUNDS.COM


AT-709 (AS89M41) RE1065-02   SEC File No. 811-05485   [RECYCLE LOGO]
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